As filed with the Securities and Exchange Commission on December 10, 1997
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                     ______

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ORACLE CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                       94-2871189
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               500 Oracle Parkway
                         Redwood City, California 94065
          (Address of Principal Executive Offices Including Zip Code)

               ORACLE CORPORATION 1993 DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                Daniel Cooperman
               Senior Vice President, General Counsel & Secretary
                               Oracle Corporation
                               500 Oracle Parkway
                         Redwood City, California 94065
                    (Name and address of agent for service)

                                 (650) 506-7000
         (Telephone number, including area code, of agent for service)

________________________________________________________________________________
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
   Title of                    Proposed Maximum     Proposed Maximum     Amount of
Securities to    Amount to be  Offering Price Per   Aggregate Offering   Registration
Be Registered    Registered    Obligation           Price                Fee
-------------------------------------------------------------------------------------
Deferred          $25,000,000        100%           $25,000,000 (2)        $7,576
Compensation
Obligations (1)
________________________________________________________________________________

(1) The Deferred Compensation Obligations are unsecured obligations of Oracle Corporation to pay deferred compensation in the future in accordance with the terms of the Oracle Corporation 1993 Deferred Compensation Plan, as amended January 1, 1998.
(2)  Estimated solely for the purpose of determining the registration fee.


                              Page 1 of 27 Pages
                           Exhibit Index at Page 10

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. The Registrant's Annual Report, on Form 10-K for the year ended May 31, 1997, including portions of the Registrant's definitive Proxy Statement dated September 4, 1997, filed in connection with the Registrant's 1997 Annual Meeting of Stockholders.

     2. The Registrant's quarterly report on Form 10-Q for the quarter ended August 31, 1997.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Under the Oracle Corporation 1993 Deferred Compensation Plan, as amended and restated effective January 1, 1998 (the "Plan"), the Registrant will provide employees who are eligible to participate, as defined therein, the opportunity to enter into agreements for the deferral of a specified amount or percentage of their cash compensation. The amount of compensation to be deferred by each participating employee (each, a "Participant") will be determined in accordance with the Plan based on elections by each Participant.

          The Registrant will be obligated to deliver at a future date deferred compensation credited to a Participant's account under the Plan, adjusted for any positive or negative investment results from funds selected by the Participant from those available under the Plan (each, an "Obligation" and collectively, the "Obligations"). The Obligations are unsecured general obligations of the Registrant and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant. The Obligations are not transferable except upon death of the Participant. There is no trading market for the Obligations.

          Each Obligation will be payable in cash, commencing upon a Participant's termination of employment with Oracle or such Participant reaching age 59 and 1/2 and made in the form of a lump sum payment or in quarterly installments over a five-year or ten-year

                              Page 2 of 27 Pages
                           Exhibit Index at Page 10
period, depending upon elections made by each Participant at the time of enrollment. The Registrant has entered into a trust agreement with a trustee under an irrevocable trust (the "Trust"), the amounts allocated to which and the earnings thereon shall be used to satisfy the obligations of the Company under the Plan. The Trust is a "grantor trust" for state and federal income tax purposes. However, the Plan itself is unfunded, the Participants have no rights in the Trust and the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company.

          The Obligation to a Participant may be paid by the Company, in the discretion of the committee that administers the Plan, upon his or her death or termination of employment with the Company. The Registrant reserves the right to amend or terminate the Plan at any time, including a retroactive amendment; provided, however, that no such action shall adversely affect a Participant's benefits under the Plan without the Participant's written consent.

ITEM 5.  INTERESTS OF EXPERTS AND NAMED COUNSEL.

  As of December 1, 1997, attorneys of the Venture Law Group, which have performed services with respect to this Registration Statement, beneficially owned approximately 76,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. The directors' liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors.

  In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of the law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is

                              Page 3 of 27 Pages
                           Exhibit Index at Page 10
authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent it determines that such insurance is reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

  The Registrant has entered into indemnification agreements with its directors and officers containing provisions which provide for the indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law.

  The indemnification provisions in the Bylaws, and any indemnity agreements entered into between the Registrant and it directors or officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number          Exhibit
------          -------

4.01 Oracle Corporation 1993 Deferred Compensation Plan, as amended and restated as of January 1, 1998.

5.01            Opinion of Venture Law Group.

23.01           Consent of Venture Law Group (included in Exhibit 5.01).

23.02           Consent of Independent Public Accountants (see page 9).

24.01           Power of Attorney (see page 7).

                              Page 4 of 27 Pages
                           Exhibit Index at Page 10

ITEM 9.  UNDERTAKINGS.

A.    The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     ---------

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---------

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid

                              Page 5 of 27 Pages
                           Exhibit Index at Page 10
by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Page 6 of 27 Pages
                           Exhibit Index at Page 10

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant, Oracle Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on December 9, 1997.

                                        ORACLE  CORPORATION


                                        By  /s/Jeffrey O. Henley
                                            --------------------
                                          Jeffrey O. Henley
                                          Executive Vice President
                                          and Chief Financial Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Jeffrey O. Henley and Daniel Cooperman, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.



                              Page 7 of 27 Pages
                           Exhibit Index at Page 10

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Capacity                         Date

Principal Executive Officer:
/s/Lawrence J. Ellison           Chief Executive Officer and      December 9, 1997
-------------------------        Chairman of the Board
Lawrence J. Ellison

Principal Financial Officer:

/s/Jeffrey O. Henley            Executive Vice President,        December 9, 1997
-------------------------       Chief Financial Officer and
Jeffrey O. Henley               Director


Principal Accounting Officer:

/s/Thomas A. Williams           Vice President and Corporate     December 9, 1997
-------------------------       Controller
Thomas A. Williams

Directors:

/s/Raymond J. Lane              President, Chief Operating       December 8, 1997
-------------------------       Officer and Director
Raymond J. Lane

/s/Donald L. Lucas              Director                         December 9, 1997
-------------------------
Donald L. Lucas

/s/Jeffrey Berg                 Director                         December 4, 1997
-------------------------
Jeffrey Berg

/s/Michael J. Boskin            Director                         December 9, 1997
-------------------------
Michael J. Boskin

/s/Jack F. Kemp                 Director                         December 9, 1997
-------------------------
Jack F. Kemp

/s/Richard A. McGinn            Director                         December 4, 1997
-------------------------
Richard A. McGinn

                              Page 8 of 27 Pages
                           Exhibit Index at Page 10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 16, 1997 included in Oracle Corporation's Form 10-K for the year ended May 31, 1997.



                                /s/ARTHUR ANDERSEN L.L.P.

San Jose, California
December 9, 1997



                              Page 9 of 27 Pages
                           Exhibit Index at Page 10

                                 EXHIBIT INDEX

EXHIBIT NUMBER                          EXHIBIT DESCRIPTION                         PAGE NO.
--------------                          -------------------                         --------

4.01                                    Oracle Corporation
                                        1993 Deferred Compensation Plan
                                        as amended and restated as of
                                        January 1, 1998.                                 11

5.01                                    Opinion of Venture Law Group.                    27

23.02                                   Consent of Independent Public Accountants         9

24.01                                   Power of Attorney                                 7

                              Page 10 of 27 Pages
                           Exhibit Index at Page 10